                                                              April 30, 2004

Board of Directors                                              Board of Directors
AAL Variable Product Series Fund, Inc.                          Thrivent Series Fund, Inc.
625 Fourth Avenue South                                         625 Fourth Avenue South
Minneapolis, MN  55415                                          Minneapolis, MN 55415

         Re:      Tax Opinion with Respect to the  Acquisition  of the Assets of the  International  Portfolio,  a
                  series of AAL  Variable  Product  Series Fund,  Inc.,  by World  Growth  Portfolio,  a series of
                  Thrivent Series Fund, Inc.

Ladies and Gentlemen:

         We are acting as counsel to the AAL Variable Product Series Fund,  Inc., a Maryland  corporation (the "AAL
Fund"),  in  connection  with the  proposed  transfer  of  substantially  all of the  assets  of the  International
Portfolio  (the "Acquired  Portfolio"),  a series of the AAL Fund, to the World Growth  Portfolio  (the  "Acquiring
Portfolio"),  a series of the Thrivent Series Fund,  Inc., a Minnesota  corporation  ("Thrivent  Fund"),  solely in exchange for Acquiring  Portfolio  shares (the  "Acquiring  Portfolio  Shares") to be  distributed  to the Acquired
Portfolio  shareholders in liquidation of the Acquired  Portfolio and the assumption by the Acquiring  Portfolio of the Assumed  Liabilities  of the Acquired  Portfolio.  The  transactions  will occur  pursuant to the Agreement and
Plan of  Reorganization,  dated as of  November  12,  2003,  executed  by the AAL Fund on  behalf  of the  Acquired
Portfolio  and by the Thrivent  Fund on behalf of the Acquiring  Portfolio  (the  "Plan").  The Plan is attached as
Appendix A to the Proxy  Statement/Prospectus  (the Proxy  Statement/Prospectus")  relating  to the  Reorganization which is a part of the  Registration  Statement  under the Securities  Act of 1933 on Form N-14 (the  "Registration
Statement"),  filed by the Thrivent Fund on January 16, 2004,  with the  Securities and Exchange  Commission.  This opinion is rendered  pursuant to Section 8.6 of the Plan.  Capitalized  terms not otherwise defined herein have the meanings ascribed to them in the Plan.

         In rendering our opinion,  we have examined the  Registration  Statement and the Plan and have,  with your permission,  relied  upon,  and  assumed as correct,  (i) the factual  information  contained  in the  Registration
Statement;  (ii) the  representations  and  covenants  contained in the Plan;  (iii) the  Acquiring  Portfolio  Tax
Representation  Certificate and the Acquired Portfolio Tax Representation  Certificate,  attached hereto as Annex A and Annex B,  respectively;  and (iv) such other  materials as we have deemed  necessary or  appropriate as a basis for our opinion.

         On the basis of the information,  representations  and covenants  contained in the foregoing materials and assuming the  Reorganization is consummated in the manner described in the Plan and the Proxy  Statement/Prospectus included in the Registration Statement, we are of the opinion that:

                  (i)      The  transfer  of  substantially  all of  the  Acquired  Portfolio's  assets  solely  in exchange for Acquiring  Portfolio Shares and the assumption by the Acquiring  Portfolio of the Assumed  Liabilities
of the  Acquired  Portfolio  will  constitute  a  "reorganization"  within the meaning of Section  368(a)(1) of the
Internal  Revenue Code of 1986, as amended (the "Code"),  and the  Acquiring  Portfolio and the Acquired  Portfolio
will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

                  (ii)     No gain or loss will be  recognized  by the  Acquired  Portfolio  upon the  transfer  of substantially  all of its assets to the Acquiring  Portfolio in exchange solely for the Acquiring  Portfolio Shares and the assumption by the Acquiring Portfolio of the Assumed Liabilities of the Acquired Portfolio;

                  (iii)    No gain or loss will be recognized by the Acquired  Portfolio on  distribution  (whether actual or constructive) of the Acquiring Portfolio Shares to the Acquired Portfolio shareholders;

                  (iv)     No gain or loss will be  recognized by the  Acquiring  Portfolio  upon the receipt by it of  substantially  all of the assets of the  Acquired  Portfolio  in exchange  solely for the  Acquiring  Portfolio
Shares and the assumption by the Acquiring Portfolio of the Assumed Liabilities of the Acquired Portfolio;

                  (v)      No gain or loss will be  recognized  by the  Acquired  Portfolio  shareholders  upon the liquidation  of the Acquired  Portfolio  and the related  surrender  of their  shares of the Acquired  Portfolio in exchange for the Acquiring Portfolio Shares;

                   (vi)    The Acquiring  Portfolio's tax basis in the assets acquired from the Acquired  Portfolio will be the same as the basis of those  assets  in the hands of the  Acquired  Portfolio  immediately  prior to the
Reorganization;

                  (vii)    The holding  period of the assets of the Acquired  Portfolio  received by the  Acquiring
Portfolio  in the  Reorganization  will  include the period  during  which such  assets  were held by the  Acquired
Portfolio;

                  (viii)   The  aggregate  tax basis of the Acquiring  Portfolio  Shares  received by each Acquired
Portfolio  shareholder,  pursuant to the Reorganization  will be the same as the Acquired  Portfolio  shareholder's aggregate basis in such shareholder's Acquired Portfolio shares immediately prior to the Reorganization;

                  (ix)     The  holding  period  of the  Acquiring  Portfolio  Shares  received  by  each  Acquired
Portfolio  shareholder  pursuant to the Reorganization will include such Acquired Portfolio  shareholder's  holding period of its Acquired Portfolio shares held immediately prior to the  Reorganization,  provided that such Acquired
Portfolio  shares  were  held  by  such  Acquired  Portfolio  shareholder  as  capital  assets  on the  date of the
Reorganization;

                  (x)      The  Acquiring  Portfolio  will  succeed to and take into  account as of the date of the
Reorganization  the items of the  Acquired  Portfolio  described  in  Section  381(c) of the Code,  subject  to the conditions  and  limitations  specified  in  Sections  381(b)  and (c),  382,  383,  and 384 of the  Code,  and the
applicable Treasury Regulations thereunder.

         This  opinion  expresses  our views  only as to federal  income tax laws in effect as of the date  hereof, including  the Code,  applicable  Treasury  Regulations,  published  rulings and  administrative  practices  of the
Internal  Revenue Service (the "Service") and court decisions.  This opinion  represents our best legal judgment as to the  matters  addressed  herein,  but is not  binding  on the  Service  or the  courts.  Furthermore,  the legal authorities upon which we rely are subject to change either  prospectively or  retrospectively.  Any change in such authorities  or any change in the facts or  representations,  or any past or future  actions  by the AAL Fund,  the
Thrivent  Fund,  the  Acquired  Portfolio,  or the  Acquiring  Portfolio  contrary  to such  representations  might adversely affect the conclusions stated herein.

         We hereby  consent to the filing of this opinion as an exhibit to the  Registration  Statement and further consent  to the use of our name  under  the  caption  "Information  About  the  Reorganization-Federal  Income  Tax
Consequences" in the Proxy Statement/Prospectus included in the Registration Statement.

                                                              Very truly yours,

                                                              /s/ Quarles & Brady LLP
                                                              QUARLES & BRADY LLP

Attachments

                                                      ANNEX A

                                ACQUIRING PORTFOLIO TAX REPRESENTATION CERTIFICATE
                                            THRIVENT SERIES FUND, INC.
                                              WORLD GROWTH PORTFOLIO

         The  undersigned  officer of the Thrivent  Series Fund,  Inc.  (the  "Thrivent  Fund"),  in such  person's capacity as an officer and not individually,  on behalf of the World Growth Portfolio (the "Acquiring  Portfolio"),
a series of the  Thrivent  Fund,  hereby  makes  the  following  declarations  and  representations  to (i) the AAL
Variable  Product  Series Fund,  Inc.  (the "AAL Fund") on behalf of the  International  Portfolio  (the  "Acquired
Portfolio"),  a series of the AAL Fund,  pursuant to Section 6.3 of the Agreement and Plan of Reorganization  dated as of November 12,  2003,  and  executed by the AAL Fund on behalf of the  Acquired  Portfolio  and by the Thrivent
Fund on behalf of the  Acquiring  Portfolio  (the  "Plan") and (ii)  Quarles & Brady LLP, who will rely thereon for purposes of rendering the tax opinion (the "Tax Opinion") pursuant to Section 8.6 of the Plan:

         1.       I certify to you that I am an officer  of the  Thrivent  Fund.  I am  familiar  with the Plan and the  Registration  Statement  under the  Securities  Act of 1933 on Form N-14 filed by the Thrivent Fund on January
16, 2004,  with the Securities and Exchange  Commission  ("Form  N-14").  I have personal  knowledge of the matters covered by the  representations  made  herein and am  authorized  to make  these  representations  on behalf of the
Acquiring Portfolio.

         2.       I certify that the Plan will be  implemented  as described in the Form N-14,  and as set forth in the Plan.

         3.       I am familiar with the business and affairs of the  Acquiring  Portfolio and have examined and am familiar with the  representations  set forth below,  and have made such  investigations  of factual matters as are reasonably necessary for purposes of making the declarations and representations herein.

         4.       I understand  that the  following  representations  form part of the basis of the Tax Opinion and that any change or inaccuracy in the facts described in such representations could adversely alter such opinion.

         5.       Thrivent Fund is a diversified,  open-end  management  investment  company and registered as such with the  Securities  and  Exchange  Commission  under the  Investment  Company Act of 1940,  as amended (the "1940
Act").

         6.       Each series of the Thrivent Fund  (including the Acquiring  Portfolio) is a segregated  portfolio of assets,  the beneficial  interests in which are owned by the holders of a class or series of voting common stock of the Thrivent Fund that is preferred over all other classes or series in respect to such portfolio of assets.

         7.       Thrivent Fund is a regulated  investment  company with the meaning of Section 851 of the Internal
Revenue Code of 1986, as amended (the "Code").

         8.       The  Acquiring  Portfolio  has been  eligible to elect and has elected to be taxed as a regulated investment  company as defined in Sections  851 through 855 of the Code,  and for all of its taxable  periods,  has qualified for the special tax treatment  afforded regulated  investment  companies under Section 851 through 855 of the Code.  After the closing date of the  reorganization  pursuant to the Plan  ("Reorganization"),  the  Acquiring
Portfolio  intends to continue to elect to be taxed as a regulated  investment  company as defined in Sections  851 through 855 of the Code for all subsequent  taxable  years,  and intends to continue to qualify for the special tax treatment afforded regulated investment companies under Sections 851 and 855 of the Code.

         9.       Lutheran  Brotherhood  and Aid  Association  for  Lutherans  merged on January  1, 2002,  and the surviving  entity is now named Thrivent  Financial for Lutherans  ("Thrivent").  The AAL Fund and the Thrivent Fund
are owned by Thrivent.  The  Reorganization  will result in a larger  portfolio  that can use its  increased  asset size to achieve greater  portfolio  diversification,  engage in block trading and other investment  transactions on potentially more  advantageous  terms than two separate smaller  portfolios,  and can spread relatively fixed costs over a larger asset base. The Acquired  Portfolio and the Acquiring  Portfolio have similar  investment  objectives and investment  policies and are managed in a similar manner and by the same  investment  advisor,  and can achieve better  efficiencies by operating as a single,  larger portfolio.  The Reorganization is motivated,  in whole or in substantial part, by these corporate business purposes.

         10.      The fair  market  value of the  Acquiring  Portfolio  shares of  common  stock  received  by each
Acquired  Portfolio  shareholder will be approximately  equal to the fair market value of Acquired Portfolio shares of common stock surrendered in the exchange.

         11.      The  Acquiring  Portfolio  has no plan or  intention  for the  Acquiring  Portfolio or any person related (as  defined in Treasury  Regulations,  Section  1.368-1(e)(3))  to the  Acquiring  Portfolio,  to acquire, during the five-year period beginning on the effective date of the  Reorganization,  with consideration  other than
Acquiring  Portfolio shares of common stock,  Acquiring  Portfolio shares of common stock furnished in exchange for a proprietary  interest in the Acquired Portfolio in the Reorganization,  either directly or through a transaction, agreement,  or  arrangement  with any other  person,  other than  redemptions  by the  Acquiring  Portfolio  in the ordinary course of its business as an open-end investment company pursuant to Section 22(e) of the 1940 Act.

         12.      During the  five-year  period  ending on the  effective  date of the  Reorganization  neither the
Acquiring  Portfolio  nor any person  related (as  defined in Treasury  Regulations,  Section  1.368(e)(3))  to the
Acquiring  Portfolio  will have  acquired  Acquired  Portfolio  shares  with  consideration  other  than  Acquiring
Portfolio shares of common stock.

         13.      Following  the  Reorganization,  the  Acquiring  Portfolio  will either (i) continue the historic business of the Acquired  Portfolio,  or (ii) use a significant  portion of the historic  business  assets acquired from the Acquired  Portfolio in its business,  except that: (A) a portion of these  historic  assets may be sold or otherwise disposed of in the ordinary course of the Acquiring  Portfolio's  business and to the extent necessary to maintain  its  status as a series of an  open-end  investment  company  under the 1940 Act;  and (B) the  Acquiring
Portfolio  may sell assets  received in the  Reorganization  and will  reinvest  the proceeds  consistent  with its investment  objectives and policies,  provided that the Acquiring  Portfolio will either:  (X) hold at least 34% of the  historic  business  assets of the  Acquired  Portfolio;  or (Y) hold  assets,  at least 50% of which  would be eligible for purchase by the Acquired Portfolio consistent with its investment objective and investment program.

         14.      The  shareholders  of the Acquiring  Portfolio will pay their own expenses,  if any,  incurred in connection with the Reorganization.

         15.      Thrivent,  the  investment  advisor to the  Acquiring  Portfolio,  will pay the  expenses  of the
Acquiring Portfolio incurred in connection with the Reorganization.

         16.      Neither Thrivent Fund nor any mutual fund series thereof  (including the Acquiring  Portfolio) is under the  jurisdiction of a court in a Title 11 or similar case within the meaning of Section  368(a)(3)(A) of the
Code.

         17.      There  is no  intercorporate  indebtedness  existing  between  the  Acquired  Portfolio  and  the
Acquiring Portfolio that was issued, acquired, or will be settled at a discount.

Dated: April 30, 2004

                                                              THRIVENT SERIES FUND, INC.
                                                              On Behalf Of
                                                              The World Growth Portfolio

                                                              By:   /s/ Charles D. Gariboldi
                                                              Its:  Treasurer

                                                      ANNEX B

                                 ACQUIRED PORTFOLIO TAX REPRESENTATION CERTIFICATE
                                      AAL VARIABLE PRODUCT SERIES FUND, INC.
                                              INTERNATIONAL PORTFOLIO

         The undersigned  officer of the AAL Variable Product Series Fund, Inc. (the "AAL Fund"),  in such person's capacity as an officer and not individually,  on behalf of the International  Portfolio (the "Acquired Portfolio"),
a series of the AAL Fund, hereby makes the following  declarations and  representations  to (i) the Thrivent Series
Fund, Inc. (the "Thrivent Fund") on behalf of the World Growth Portfolio (the "Acquiring  Portfolio"),  a series of the Thrivent  Fund pursuant to Section 7.5 of the  Agreement  and Plan of  Reorganization  dated as of November 12,
2003,  and executed by the AAL Fund on behalf of the Acquired  Portfolio  and by the Thrivent Fund on behalf of the
Acquiring  Portfolio  (the  "Plan") and (ii)  Quarles & Brady LLP,  who will rely thereon for purposes of rendering the tax opinion (the "Tax Opinion") pursuant to Section 8.6 of the Plan:

         1.       I certify  to you that I am an  officer  of the AAL  Fund.  I am  familiar  with the Plan and the
Registration  Statement  under the  Securities  Act of 1933 on Form N-14 filed by the Thrivent  Fund on January 16,
2004,  with the  Securities  and  Exchange  Commission  ("Form  N-14").  I have  personal  knowledge of the matters covered by the  representations  made  herein and am  authorized  to make  these  representations  on behalf of the
Acquired Portfolio.

         2.       I certify that the Plan will be  implemented  as described in the Form N-14,  and as set forth in the Plan.

         3.       I am familiar  with the business and affairs of the Acquired  Portfolio  and have examined and am familiar with the  representations  set forth below,  and have made such  investigations  of factual matters as are reasonably necessary for purposes of making the declarations and representations herein.

         4.       I understand  that the  following  representations  form part of the basis of the Tax Opinion and that any change or inaccuracy in the facts described in such representations could adversely alter such opinion.

         5.       The AAL Fund is a  diversified,  open-end  management  investment  company and registered as such with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act").

         6.       Each series of the AAL Fund  (including  the Acquired  Portfolio)  is a  segregated  portfolio of assets,  the beneficial  interests in which are owned by the holders of a class or series of voting common stock of the AAL Fund that is preferred over all other classes or series in respect to such portfolio of assets.

         7.       The AAL Fund is a regulated  investment  company  with the meaning of Section 851 of the Internal
Revenue Code of 1986, as amended (the "Code").

         8.       The  Acquired  Portfolio  has been  eligible  to elect and has elected to be taxed as a regulated investment  company as defined in Sections  851 through 855 of the Code,  and for all of its taxable  periods,  has qualified,  and in the case of the Acquired  Portfolio's  last short taxable year ending on the closing date of the reorganization  under  the Plan (the  "Reorganization"),  will  qualify  for the  special  tax  treatment  afforded regulated investment companies under Section 851 through 855 of the Code.

         9.       Lutheran  Brotherhood  and Aid  Association  for  Lutherans  merged on January  1, 2002,  and the surviving  entity is now named Thrivent  Financial for Lutherans  ("Thrivent").  The AAL Fund and the Thrivent Fund
are owned by Thrivent.  The  Reorganization  will result in a larger  portfolio  that can use its  increased  asset size to achieve greater  portfolio  diversification,  engage in block trading and other investment  transactions on potentially more  advantageous  terms than two separate smaller  portfolios,  and can spread relatively fixed costs over a larger asset base. The Acquired  Portfolio and the Acquiring  Portfolio have similar  investment  objectives and investment  policies and are managed in a similar manner and by the same  investment  advisor,  and can achieve better  efficiencies by operating as a single,  larger portfolio.  The Reorganization is motivated,  in whole or in substantial part, by these corporate business purposes.

         10.      The Acquired  Portfolio will distribute to its  shareholders  the Acquiring  Portfolio  shares of common stock it receives in the  Reorganization,  and its other properties (if any), and liquidate  pursuant to the
Plan.

         11.      The fair  market  value of the  Acquiring  Portfolio  shares of  common  stock  received  by each
Acquired  Portfolio  shareholder will be approximately  equal to the fair market value of Acquired Portfolio shares of common stock surrendered in the exchange.

         12.      The  Acquiring  Portfolio  will  acquire at least 90% of the fair market  value of the net assets and at least 70% of the fair market value of the gross assets held by the Acquired  Portfolio  immediately prior to the  Reorganization.  For  purposes of this  representation,  amounts  used by the  Acquired  Portfolio  to pay all expenses it incurs in  connection  with the  Reorganization,  and all  redemptions  and  distributions  (except for normal  distributions  and normal  redemptions  pursuant to the 1940 Act and not in excess of the  requirements  of
Section 852 of the Code,  occurring in the  ordinary  course of the  Acquired  Portfolio's  business as an open-end investment  company) made by the Acquired Portfolio  immediately  preceding the transfer will be included as assets of the Acquired Portfolio held immediately prior to the Reorganization.

         13.      The fair market value of the Acquired  Portfolio  assets that are  transferred  to the  Acquiring
Portfolio will equal or exceed the sum of the liabilities  assumed by the Acquiring  Portfolio,  plus the amount of liabilities, if any, to which the transferred assets are subject.

         14.      During the five-year period ending on the effective date of the  Reorganization,  (i) neither the
Acquired Portfolio nor any person related (as defined in Treasury  Regulations,  Section 1.368(e)(3) without regard to Section  1.368-1(e)(3)(i)(A))  to the Acquired  Portfolio will have acquired Acquired Portfolio shares of common stock with  consideration  other than Acquiring  Portfolio  shares of common stock or Acquired  Portfolio shares of common stock,  and (ii) no  distributions  will have been made with respect to Acquired  Portfolio shares of common stock (other than normal,  regular,  dividend  distributions  made  pursuant to the Acquired  Portfolio's  historic dividend paying  practice),  either directly or through any transaction,  agreement,  or arrangement with any other person,  except for: (A) distributions  described in Section 852 and 4982 of the Code, as required for the Acquired
Portfolio's tax treatment as a regulated  investment company,  and (B) redemptions by the Acquired Portfolio of its shares in the ordinary course of its business as an open-end  investment  company  pursuant to Section 22(e) of the
1940 Act.

         15.      There is no plan or intention  by the  Acquired  Portfolio  shareholders  to cause the  Acquiring
Portfolio  to redeem a number of  shares  of the  Acquiring  Portfolio  shares  of  common  stock  received  in the
Reorganization  that would reduce the  ownership by the  shareholders  of the Acquired  Portfolio of the  Acquiring
Portfolio  shares to a number of shares having a value,  as of the effective  date of the  Reorganization,  of less than 50% of the value of all the formerly outstanding shares of the Acquired Portfolio, as of the same date.

         16.      The  liabilities  of  the  Acquired  Portfolio  assumed  by  the  Acquiring   Portfolio  and  the
liabilities  to which the  transferred  assets of the Acquired  Portfolio are subject were incurred by the Acquired
Portfolio in the ordinary course of business.

         17.      The  shareholders  of the Acquired  Portfolio  will pay their own expenses,  if any,  incurred in connection with the Reorganization.

         18.      Thrivent,  the  investment  advisor  to the  Acquired  Portfolio,  will pay the  expenses  of the
Acquired Portfolio incurred in connection with the Reorganization.

         19.      Neither the AAL Fund nor any mutual fund series  thereof  (including  the Acquired  Portfolio) is under the  jurisdiction of a court in a Title 11 or similar case within the meaning of Section  368(a)(3)(A) of the
Code.

         20.      There  is no  intercorporate  indebtedness  existing  between  the  Acquired  Portfolio  and  the
Acquiring Portfolio that was issued, acquired, or will be settled at a discount.

         21.      All of the shares of common  stock of the Acquired  Portfolio  (which is the only class or series of stock of the  Acquired  Portfolio)  are owned and held of record by Thrivent,  Thrivent - AAL  Variable  Annuity
Account I, Thrivent - AAL Variable  Annuity Account II, Thrivent - Thrivent  Variable Annuity Account I, Thrivent -
Thrivent Variable Life Account I and Thrivent Life Insurance Company - Thrivent VIP Variable Annuity Account I.

Dated: April 30, 2004

                                                              AAL VARIABLE PRODUCT
                                                              SERIES FUND, INC.
                                                              On Behalf Of
                                                              International Portfolio

                                                              By: /s/ Charles D. Gariboldi
                                                              Its: Treasurer